Ex. 10.17

Warrant

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INCEPTION MINING INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase Shares of Common Stock of Inception Mining Inc.

COMMON STOCK PURCHASE WARRANT #1

Warrant Shares: 9,250,000	Issue Date: May 20, 2019

Inception Mining Inc., a corporation organized under the laws of the State of Nevada, hereby certifies that, for value received, ____________________ or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) at any time after the Issue Date set forth above for three years following the Issue Date, nine million two hundred fifty thousand (9,250,000) fully paid and non-assessable shares of Common Stock (as hereinafter defined) at the applicable Exercise Price per share (as defined below).

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

The term “Common Stock” includes (i) the Company’s common stock, par value $0.00001; and (ii) any other securities into which or for which any of the securities described in the preceding clause may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

The term “Company” shall include Inception Mining Inc., a Nevada corporation, and any person or entity which shall succeed, or assume the obligations of, Inception Mining Inc. hereunder.

The “Exercise Price” applicable under this Warrant shall be a price per share equal to $0.40 with respect to 3,750,000 shares, $0.50 with respect to 3,000,000 shares, and $0.60 with respect to 2,500,000 shares of Common Stock.

Article I. Exercise of Warrant.

Section 1.01 Number of Shares Issuable upon Exercise. From and after the date hereof, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) along with payment of the Exercise Price per share, shares of Common Stock of the Company so long as shares of Common Stock of the Company are available for issuance. All shares of the Common Stock are immediately exercisable upon the execution of this Warrant as follows:

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Section 1.02 Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

Section 1.03 Callability Right by Company. If the mathematical average of the daily volume weighted average prices of the Common Stock is equal to or above $0.70 for a period of thirty trading days, then the Company will have the right (at its sole and absolute discretion) at any time to demand the Holder exercise this Warrant as set forth herein. If the Company demands the exercise as allowed in this Section and the Holder does not exercise this Warrant within ten business days, then this Warrant shall automatically expire.

Section 1.04 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of this Warrant, such bank or trust company shall have all the powers and duties of a warrant agent (as described in Section 6 herein) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

Article II. Procedure for Exercise.

Section 2.01 Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, the Company, at Holder’s expense, will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock to which such Holder shall be entitled on such exercise so long as such shares of Common Stock are available for issuance.

Section 2.02 Exercise. Payment may be made in cash by wire transfer of immediately available funds or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, for the number of Common Shares specified in the Exercise Notice and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock as provided herein.

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Article III. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, the provision of a legal opinion from the Transferor’s counsel (at the Company’s expense) that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

Article IV. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

Article V. Maximum Exercise. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (a) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and (b) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this limitation is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock. As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13(d)-(g) thereunder. The limitations set forth herein may be waived in whole or in part, upon sixty-one (61) days prior written notice from the Holder to the Company.

Article VI. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock on the exercise of this Warrant, exchanging this Warrant, and replacing this Warrant, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

Article VII. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

Article VIII. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEVADA OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEVADA; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEVADA. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

INCEPTION MINING INC.

By:	/s/ Trent D’Ambrosio
Name:	Trent D’Ambrosio
Title:	Chief Executive Officer

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